UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2026

THE OLB GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52994	13-4188568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 Avenue of the Americas, 4th Floor, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 278-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OLB	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2026, The OLB Group, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Sales Agreement”) with Maxim Group LLC (“Maxim”) providing for the sale and issuance by the Company of shares of its common stock, par value $0.0001 per share (the “Shares”), from time to time, through or to Maxim as the Company’s sales agent or principal in an “at the market offering” program and as set forth in the Sales Agreement (the “ATM Offering”).

Pursuant to the Sales Agreement, Maxim has agreed to use its commercially reasonable efforts, consistent with applicable state and federal law, rules and regulations, and the rules of the Nasdaq Capital Market (“Nasdaq”), to sell the Shares from time to time. The Company will designate the parameters for the sale of Shares, including the number of Shares to be issued, the time period during which sales are requested to be made, limitations on the number of Shares that may be sold on any trading day and any minimum price below which sales may not be made.

Sales of the Shares, if any, under the Sales Agreement may be made through any method permitted by law to be “at-the-market equity offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions, including on Nasdaq, at market prices or as otherwise agreed with Maxim. The Company has no obligation to sell any of the Shares under the Sales Agreement and no assurance can be given that the Company will sell any Shares under the Sales Agreement, or if it does, as to the price or amount of Shares that the Company will sell, or the dates on which any such sales will take place. The offering of Shares pursuant to the Sales Agreement shall continue until (i) termination by the Company in its sole discretion upon the provision of ten (10) business days’ prior written notice and (ii) the mutual termination of the Sales Agreement through provision of five (5) days’ written notice by both the Company and Maxim, as permitted therein.

The Company has agreed to pay Maxim a commission equal to 3.0% of the gross sales price from the sales of Shares pursuant to the Sales Agreement. In addition, the Company has agreed to reimburse Maxim for its costs and out-of-pocket expenses incurred in connection with its services, including the fees and out-of-pocket expenses of its legal counsel.

The Shares will be issued pursuant to the Company’s shelf Registration Statement on Form S-3 (File No. 333-280347) filed with the Securities and Exchange Commission (the “SEC”) on June 20, 2024 and which was declared effective on July 2, 2024. On August 7, 2026, the Company filed a prospectus supplement with the SEC registering up to $1,600,000 of Shares relating to the ATM Offering.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The Sales Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of the Sales Agreement and in the context of the specific relationship between the parties. The provisions of the Sales Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Sales Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Attached hereto as Exhibit 5.1 to this Current Report is the opinion of Ellenoff Grossman & Schole LLP relating to the legality of the issuance and sale of the Shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Ellenoff Grossman & Schole LLP
10.1	Equity Distribution Agreement, dated August 7, 2026
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2026

THE OLB GROUP, INC.

By:	/s/ Ronny Yakov
Name:	Ronny Yakov
Title:	Chief Executive Officer

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